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                                                                      EXHIBIT 12


              UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                  (Unaudited)
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
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                                                    Three Months Ended March 31,
                                                    ----------------------------
Millions, Except Ratios                                     2000     1999
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
Earnings:
  Net Income............................................... $185     $129
  Undistributed equity earnings............................  (12)     (10)
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  Total....................................................  173      119
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Income taxes...............................................  105       72
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Fixed charges:
  Interest expense including amortization of debt discount.  182      186
  Portion of rentals representing an interest factor.......   45       45
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  Total....................................................  227      231
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Earnings available for fixed charges.......................  505      422
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Total fixed charges -- as above............................  227      231
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Ratio of earnings to fixed charges (Note 8)................  2.2      1.8
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